Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the inclusion in this Registration Statement on Form S-4 of our report dated June 18, 2026, with respect to the financial statements of USFM Corporation included in this Registration Statement. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ EC Barrett, LLC

EC Barrett, LLC

Atlanta, Georgia

October 26, 2026

750 HAMMOND DRIVE | BUILDING 17 | ATLANTA, GEORGIA 30328 | (P) 404.250.4570 | (F) 404.847.0511 | www.ecbllc.com